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Exhibit 10.32

REVOLVING NOTE

$5,000,000	Edina, Minnesota July 26, 2002

        FOR VALUE RECEIVED, AUGUST TECHNOLOGY CORPORATION, a Minnesota corporation (the "Borrower") promises to pay to the order of EXCEL BANK MINNESOTA, a Minnesota state banking corporation (the "Bank") at its office in Edina, Minnesota or at such other place as may be designated from time to time by the holder hereof, in lawful money of the United States of America, the principal sum of Five Million Dollars ($5,000,000) or so much thereof as has been advanced by the Bank to or for the benefit of the Borrower pursuant to that certain Revolving Credit Agreement, dated as of the date hereof, as amended from time to time, between the Borrower and the Bank (the "Agreement") and remains unpaid, together with interest on the unpaid principal balance hereof from the date hereof until this Note is fully paid, at an annual rate of interest, calculated on the basis of actual number of days elapsed in a 360 day year, that shall at all times be equal to the Revolving Interest Rate, as provided in the Agreement, each change in the interest rate herein to become effective on the day the corresponding change in the Revolving Interest Rate becomes effective.

        This Note is payable as follows: (i) interest accruing on this Note shall be due and payable on the last day of each month commencing July 31, 2002, and at maturity or earlier prepayment in full; and (ii) the principal of this Note and all accrued interest shall be due and payable on April 30, 2004. The Borrower may prepay at any time and from time to time, all or any portion of the balance from time to time remaining on this Note, without penalty or premium. Payments hereunder shall be applied first to the payment of accrued interest and then to the reduction of principal.

        This Note is secured by the Security Agreement, and other Loan Documents, referred to in the Agreement, and is issued pursuant to and is subject to the Agreement which, among other things provides for acceleration of the maturity hereof upon the occurrence of an Event of Default, as defined in the Agreement.

        The Borrower agrees to pay all costs of collection, including attorneys' fees, in the event this Note is not paid when due. This Note is being delivered in, and shall be governed by, the laws of the State of Minnesota. Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

AUGUST TECHNOLOGY CORPORATION
By:
Its:

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  Exhibit 10.32
REVOLVING NOTE